Exhibit 3.21

CERTIFICATE OF INCORPORATION

OF

UDC CORPORATION

ARTICLE FIRST: The name of this corporation is UDC Corporation.

ARTICLE SECOND: The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD: The nature of the business to be conducted or promoted and the purposes of this corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH: The total number of shares of capital stock that the corporation shall have authority to issue shall be 1,000 shares of common stock and all such shares are to be without par value.

ARTICLE FIFTH: The name and mailing address of the incorporator is as follows:

Gary A. Rosenberg
Universal Development Corporation 4800 Three First National Plaza Chicago, Illinois 60602

ARTICLE SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide.

(4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-laws hereafter adopted by the stockholders, provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

ARTICLE SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE EIGHTH: The books of the corporation may be kept (subject to any requirement of the laws of the State of Delaware) out of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation. The election of directors need not be by written ballot unless the By-laws of this corporation shall so provide.

ARTICLE NINTH: a. This corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, and in addition to any other type of action, suit or proceeding, an action, suit or proceeding by or in the right of this corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of the State of Delaware from time to time in effect.

b. The indemnification provided by this ARTICLE NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

ARTICLE TENTH: This corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the UNDERSIGNED, being the incorporator hereinbefore name for the purpose of forming a corporation pursuant to the

Title 8 of the Delaware Code, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of December, 1984.

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RECEIVED FOR RECORD

DEC 28 1984

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UDC CORPORATION

UDC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST, that the Board of Directors of said corporation, at a meeting of the board of directors duly called and at which a quorum was at all times present, duly adopted a resolution proposing and declaring it advisable that Article Fourth of the certificate of incorporation of said corporation, as previously amended (“Amended Certificate”) be amended as follows:

RESOLVED, that Section 3C(iii) of Part 3 of said Article Fourth be deleted and replaced in its entirety by the following:

(iii) In the event a Breach occurs, any holder of Preferred Stock may require the Company to redeem all or any portion of the Preferred Stock owned by such holder at a price per Share equal to the Redemption Price. The Company will notify each holder of Preferred Stock of a Breach not later than 10 days after the occurrence thereof, and each such holder will have until 20 days after receipt of such notice of such Breach to request redemption (by written notice delivered to the Company) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such request, the Company will be obligated to redeem the number of Shares specified in such request within 90 days after the occurrence of such Breach. A “Breach” will be deemed to have occurred for the purposes hereof at any time that (A) the Loan Origination and Lending Services Agreement (“Services Agreement”), dated July 16, 1985, between UDC Mortgage Corporation, an Arizona corporation and wholly-owned subsidiary of the Company (the “Mortgage Company”) and UDC-Universal Development, L.P., a Delaware limited partnership (“UDC L.P.”), as originally in effect, is modified, amended or terminated without the consent of the holders of a majority of the Preferred Stock, (B) UDC L.P. breaches its obligations or is in default, including any default in payment, under the Services Agreement (whether or not such breach or default is waived by the Mortgage Company), or (C) the Mortgage

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Company breaches its obligations or is in default under the Services Agreement (whether or not such breach or default is waived by UDC L.P.), except if the Mortgage Company assigns its rights under the Services Agreement provided in paragraph 5 thereof or UDC L.P. agrees to make the payments provided for in paragraph 5 thereof in lieu of such assignment.

FURTHER RESOLVED, that the definition of “Purchase Agreement” contained in Part 9 of said Article Fourth be deleted and replaced in its entirety by the following:

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of July 16, 1985, by and between the Company and First Chicago Investment Corporation, a Delaware corporation, as such agreement may from time to time be amended in accordance with its terms.

SECOND: that such amendments have been duly adopted in accordance with the provisions Section 228 and 242 of the General Corporation Law of the State of Delaware by the unanimous written consent of the sole stockholder entitled to vote thereon and that the capital of the corporation will not be reduced by reason of said amendment.

IN WITNESS THEREOF, we have signed this certificate as of the 11th day of September, 1985.

UDC CORPORATION

By:
Bryant H. Prentice III
President

ATTEST:

Sheldon I. Saitlin Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UDC CORPORATION

UDC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST, that the Board of Directors of said corporation, at a meeting of the Board of Directors duly held on August 16, 1990, adopted a resolution proposing and declaring it advisable that Article Fourth of the certificate of incorporation of said corporation, as previously amended on September 23, 1985 (“Amended Certificate”) be amended as follows:

RESOLVED, that part 1D of said Article Fourth is hereby amended in its entirety to read as follows:

“ 1D. “Variable Rate” means a per annum rate which is two and one-quarter (2.25) percentage points below the Applicable Rate in effect from time to time: provided that the Variable Rate will in no event be less than 7% per annum or greater than 13% per annum on shares redeemed according to the original redemption schedule. For shares not redeemed according to their original redemption schedule, the Variable Rate will in no event be less than 7.5% per annum or greater than 13.5% per annum. “Applicable Rate” means the “Applicable Rate” as determined and published from time to time by First Chicago Corporation with respect to its outstanding Class C Preferred with Cumulative and Adjustable Dividends, Series B (the “First Chicago Preferred”). At any time that no shares of First Chicago Preferred are outstanding, the Applicable Rate will be determined by the Company in accordance with the terms and provisions of the First Chicago Preferred as in effect on the last day prior to such determination on which any shares of First Chicago Preferred were outstanding.”

FURTHER RESOLVED, that part 3A of said Article Fourth is hereby amended in its entirety to read as follows:

“3A. Scheduled Redemptions. The Company will redeem the following numbers of Shares of Preferred Stock then outstanding (the “Scheduled Redemptions”) on the dates set forth below (the “Scheduled Redemption Dates”), at a price per Share equal to the Redemption Price thereof:

Date	Number of Shares

June 28, 1986	300
June 28, 1987	500
June 28, 1988	700
June 28, 1989	820
June 28, 1990	410
June 28, 1991	410
June 28, 1992	820
June 28, 1993	820
June 28, 1994	820	”

SECOND, that such amendments have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the unanimous written consent of the sole stockholder entitled to vote thereon and that the capital of the corporation will not be reduced by reason of said amendments.

IN WITNESS THEREOF, we have signed this certificate as of the 16th day of August, 1990.

Richard C. Kraemer, President

Sheldon I. Saitlin, Secretary

CERTIFICATE OF MERGER

OF

UDC MERGER CORP.

INTO

UDC CORPORATION

Pursuant to Section 251(c)

of the Delaware General Corporation Law

UDC Corporation, a corporation formed under the laws of the State of Delaware, desiring to merge with UDC Merger Corp., a corporation formed under the laws of the State of Delaware, pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware (“GCL”), DOES HEREBY CERTIFY as follows:

FIRST: That the names, forms of organization and states of domicile of each constituent entity are:

NAME	FORM OF ORGANIZATION	STATE OF DOMICILE
UDC Corporation	Corporation	Delaware
UDC Merger Corp.	Corporation	Delaware

SECOND: That an Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 251(c) of the GCL.

THIRD: That the name of the surviving entity is UDC Corporation.

FOURTH: That the Certificate of Incorporation of UDC Corporation shall be the certificate of incorporation of the surviving entity.

FIFTH: That an executed copy of the Agreement of Merger is on file at the principal place of business of UDC Corporation at 4812 South Mill Avenue, Tempe, Arizona 85282.

SIXTH: That a copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent entity.

SEVENTH: The merger shall be effective as of 11:59 p.m. (Delaware time) on September 30, 1992.

IN WITNESS WHEREOF, said UDC Corporation has caused this Certificate to be executed by its officers thereunto duly authorized this 22nd day of September, 1992.

UDC CORPORATION

By:
President

ATTEST:

(Assistant) Secretary

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is UDC CORPORATION.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on Jan 8, 2003.

Max B. Johnson, Vice President

STATE of DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

UDC CORPORATION

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of UDC CORPORATION resolutions were duly adopted setting forth a proposed amended to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of the corporation is SHEA COMMUNITIES MARKETING COMPANY.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Laws of the state of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said UDC Corporation has caused this certificate to be signed by Max B. Johnson, an Authorized Officer, this 18th day of November, A.D. 2003.

By:
Max B. Johnson, Vice President

CERTIFICATE OF RESTORATION AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

SHEA COMMUNITIES MARKETING COMPANY

Shea Communities Marketing Company (hereinafter called the “corporation”), a corporation organized under the laws of Delaware, the Certificate of Incorporation which was voided for failure to [set forth reason for being voided], now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

1. The name of the corporation is Shea Communities Marketing Company

2. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

3. The date of filing the corporation’s original Certificate of Incorporation in the State of Delaware was on December 28, 1984.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 2008, pursuant to the General Corporation Law of the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on August 12, 2008.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Executed on this 12th day of August, 2008

Max B Johnson, Vice President

Delaware Certificate of Restoration, Renewal & Revival 5/05

CERTIFICATE OF RESTORATION AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

SHEA COMMUNITIES MARKETING COMPANY

SHEA COMMUNITIES MARKETING COMPANY (hereinafter called the “corporation”), a corporation organized under the laws of Delaware, the Certificate of Incorporation which was voided for failure to file annual reports in 2008 and 2009, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

1. The name of the corporation is SHEA COMMUNITIES MARKETING COMPANY

2. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

3. The date of filing the corporation’s original Certificate of Incorporation in the State of Delaware was on December 28, 1984.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 2010, pursuant to the General Corporation Law of the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on March 1, 2010.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Executed on this 20th day of October, 2010

Paul Mosley, Vice President